Exhibit 10.1

LIQUIDITY PROVIDER AGREEMENT

LIQUIDITY PROVIDER AGREEMENT (this “Agreement”) dated as of [ ], among: (i) [ ] (the “Liquidity Provider”); (ii) Grayscale Investments Sponsors, LLC, except as otherwise specified herein, acting in its capacity as sponsor (the “Sponsor”) of each trust listed on Schedule I attached hereto, as the same may be amended from time to time by the Sponsor (each, the applicable “Trust” or “Product” when referred to throughout the remainder of this Agreement) created under Delaware law pursuant to its applicable declaration of trust and trust agreement listed on Schedule I attached hereto between the Delaware Trust Company acting in its capacity as Trustee (the “Trustee”) and the Sponsor (each, the applicable “Trust Agreement” when referred to throughout the remainder of this Agreement), or is a Cayman Islands limited liability company created pursuant to a limited liability company agreement between the Sponsor and the shareholders of such Product (the “LLC Agreement”) and in its capacity as the engager of one or more liquidity providers (the “Liquidity Engager” and, together with the Liquidity Provider and the Trust, the “Liquidity Parties”).

R E C I T A L S

WHEREAS, the Trust creates and redeems common units of fractional undivided beneficial interest in, and ownership of, the Trust (“Shares”) from time to time pursuant to orders to create Shares (“Creation Orders”) and orders to redeem Shares (“Redemption Orders” and, together with Creation Orders, “Orders”) from one or more authorized participants (“Authorized Participants”).

WHEREAS, Authorized Participants may submit Orders (“Cash Orders”) to create or redeem Shares pursuant to procedures under which the Liquidity Engager has agreed to engage a liquidity provider to deliver Digital Asset to the Trust and receive cash from the applicable Cash Account1, in the case of Creation Orders, or deliver cash to the applicable Cash Account and receive Digital Asset from the Trust, in the case of Redemption Orders.

WHEREAS, certain Products may add, remove, or change the ratio of assets (“Rebalance”) held by such Product from time to time;

WHEREAS, such Rebalances may require the Liquidity Engager to engage a liquidity provider to: (i) sell and/or purchase digital assets; and (ii) receive and/or deliver digital assets from such Trust’s designated wallet address;

WHEREAS, Liquidity Provider has agreed to become a liquidity provider in connection with such subscriptions and Rebalances and, in that capacity, as applicable, to receive or deliver digital assets to the applicable Product and receive cash from the Cash Account at the direction of the Liquidity Engager as provided herein;

1 “Cash Account” means: (i) in the case of Creation Orders and Redemption Orders, the account maintained by BNY Mellon Asset Servicing, a division of The Bank of New York Mellon (the “Transfer Agent”) in the name of the Trust for purposes of (x) receiving cash from Authorized Participants in connection with creations of Shares and (y) distributing cash to Authorized Participants in connection with redemptions of Shares; and (ii) in the case of a demand to deliver cash to fund the purchase of Replacement Digital Asset as contemplated by Section 3(a), the account maintained by the Transfer Agent in the name of the Liquidity Engager for such purpose.

Exhibit 10.1

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, hereto, intending to be legally bound, agree as follows:

Section 1 Procedures.

(a)
The Liquidity Engager will engage the Liquidity Provider in connection with Cash Orders by providing to the Liquidity Provider by such time as may be agreed to by the Liquidity Parties on any day on which the Trust’s shares trade on a national securities exchange, including NYSE Arca, Inc. or Nasdaq Stock Market LLC (each such day, a “Business Day”), a summary of Cash Orders that have been accepted by the Trust for which the Liquidity Engager would like to engage the Liquidity Provider (each such summary, a “Transaction Order”). Each such Transaction Order shall specify: (i) whether the Cash Orders set forth therein are to be effected on a “variable fee” basis (with any price differential of Digital Assets between the trade date and the transfer date to be borne solely by the Liquidity Provider until such Digital Assets have been received or liquidated by the Trust) or an “actual execution” basis (with any price differential of Digital Assets between the trade date and the transfer date to be borne solely by the applicable Authorized Participant until such Digital Assets have been received or liquidated by the Trust) and (ii) whether a Redemption Order is designated as a Delayed Delivery Order (as defined below), in the sole discretion of the Liquidity Engager. Each Cash Order shall be effected on a “variable fee” basis unless the Sponsor, in its sole discretion, requires that any Cash Order be effected on an “actual execution” basis. Upon acceptance of a Transaction Order, the Liquidity Provider irrevocably agrees to: (i) in connection with Creation Orders, deliver Digital Assets to the Trust and receive cash from the applicable Cash Account and (ii) in connection with the Redemption Orders (including Delayed Delivery Orders), deliver cash to the applicable Cash Account and receive Digital Assets from the Trust, in each case, (x) in such amounts and to or from such accounts and at such times as may be specified in the relevant Transaction Order or otherwise communicated by the Liquidity Engager, provided, however, that in the case of a Delayed Delivery Order, the Trust’s obligation to deliver Digital Assets to the Liquidity Provider shall be deferred until the applicable Delayed Delivery Date (as defined below) and (y) otherwise in accordance with the procedures set forth herein.
(b)
In connection with the services provided by the Liquidity Provider pursuant to this Agreement, the Liquidity Provider shall receive the following: (i) in connection with Creation Orders, the Liquidity Provider shall receive from the applicable Cash Account an amount in cash equal to the U.S. dollar value of the Digital Assets delivered to the Trust, as determined in accordance with the agreement(s) with the relevant Authorized Participant(s) and as specified in the relevant Transaction Order, and (ii) in connection with Redemption Orders, the Trust shall deliver to the Liquidity Provider an amount in Digital Assets, the U.S. dollar value of which on the trade date was equal to the amount in cash delivered by the Liquidity Provider to the applicable Cash Account, as determined in accordance with the agreement(s) with the relevant Authorized Participant(s) and as specified in the relevant Transaction Order, provided, however, that in the case of a Redemption Order designated as a “Delayed Delivery Order,” such Redemption Order shall be executed on a variable fee basis and any and all compensation for delayed delivery of such Digital Assets shall be included in the variable

Exhibit 10.1

fee specified therein as a fixed amount, and such fee shall not be subject to increase or decrease regardless of the actual duration between the date of such Delayed Delivery Order and the Delayed Delivery Date (as defined below). For purposes of this Agreement, the “Delayed Delivery Date” with respect to a Delayed Delivery Order shall mean the first Business Day on which such staked Digital Assets specifically designated by the Liquidity Engager to be delivered in connection with such Delayed Delivery Order become transferable, regardless of whether other sources of Digital Asset liquidity become available to the Trust prior to such Delayed Delivery Date.
(c)
In connection with the foregoing, the Liquidity Engager will only: (i) direct the Trust to transfer Digital Asset to a Liquidity Provider designated wallet address that: (x) will be dedicated exclusively for purchases and sales transactions with the Liquidity Engager and/or the Trust for purposes of creating and redeeming shares of the Trust; (y) is previously known as belonging to the Liquidity Provider by the Liquidity Engager or its delegates; and (z) is currently active at the time the relevant Transaction Order is to be settled (a “Liquidity Provider Wallet”); and (ii) direct the Liquidity Provider to transfer Digital Asset to the Trust’s segregated custody account controlled and secured by the Trust’s custodian to store private keys.
(d)
The Liquidity Parties may use electronic order execution systems or manual methods to communicate in connection with Transaction Orders, including but not limited to email, or instant message.

Section 2 Event of Default. Any of the following events constitutes an event of default (“Event of Default”): (a) the Liquidity Provider fails to fulfill any Transaction Order; (b) any covenant, representation or warranty herein proves to be untrue in any material respect; (c) a material breach in the performance by a Liquidity Party of any other agreements, conditions, covenants, provisions, or stipulations contained in the Agreement; (d) an officer (or person reasonably believed to be an officer) of a Liquidity Party shall admit to the other Liquidity Parties its inability to, or its intention not to, perform its obligations hereunder or under any Transaction Order; or (e) with respect to any Liquidity Party, (i) the commencement by such Liquidity Party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian, administrator or similar official for such Liquidity Party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election; (ii) the making by such Liquidity Party of a general assignment for the benefit of creditors; or (iii) the admission in writing by such Liquidity Party of such Liquidity Party’s inability to pay its debts as they become due.

Section 3 Remedies.

(a)
Upon the occurrence of any Event of Default, any non-defaulting Liquidity Party may, at its option, declare an Event of Default to have occurred hereunder without prior notice to the defaulting Liquidity Party and: (i) terminate any pending Transaction Order; (ii) (x) determine in good faith, its losses and costs in connection with the defaulting Liquidity Party’s obligations and calculate the amounts owed by the defaulting Liquidity Party to such non-defaulting Liquidity Party, which losses and costs, in the case of any Event of Default on the part of the Liquidity Provider,

Exhibit 10.1

may include any losses and costs of the Liquidity Engager, the Trust, the Trust’s custodian, the Trust's transfer agent and the relevant Authorized Participant(s), and (y) set-off, net, and recoup any such losses and costs against any due and payable obligations of such non-defaulting Liquidity Party; (iii) in the case of any Event of Default on the part of the Liquidity Provider, the Liquidity Engager may (x) demand that the Liquidity Provider deposits cash in U.S. dollars into the applicable Cash Account equal to 115% of any such Digital Assets not delivered pursuant to any Transaction Order, and (y) use such cash to purchase Digital Asset in the same amount as any Digital Asset not delivered by, or at the direction of, the Liquidity Provider (such Digital Asset, the “Replacement Digital Asset”); and (iv) cause any collateral held by the defaulting Liquidity Party to be immediately transferred by the defaulting Liquidity Party to such non-defaulting Liquidity Party. In the event that the purchase price of Replacement Digital Asset (plus any other transaction costs, fees, or other amounts, if any) exceeds the purchase price of such Digital Asset in the Transaction Order that underlies such Event of Default, the defaulting Liquidity Party shall be liable to non-defaulting Liquidity Party for the amount of such excess together with interest thereon from the date of such Replacement Digital Asset purchase until the date of payment of such excess. Each non-defaulting Liquidity Party’s rights and remedies hereunder (for the avoidance of doubt, including those of the Trust) are cumulative and are in addition to any other rights and remedies available in law or equity. The defaulting Liquidity Party shall remain liable for any unpaid amounts, and, to the extent permitted by law, for interest on any amount not paid when due. Each non-defaulting Liquidity Party shall have all of the rights and remedies provided to a secured party under the New York Uniform Commercial Code and, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law. Each non-defaulting Liquidity Party shall, to the extent reasonable and without obligation, give notice to the defaulting party of the exercise of its option to declare an Event of Default as promptly as reasonably practicable.

(b)
Notwithstanding anything to the contrary in this Agreement: (i) the Liquidity Provider hereby agrees, as a condition to the participation in the consummation of any Cash Order, (A) to fully (and without exception) exculpate the Trust with respect to, and to irrevocably waive any and all claims against the Trust or the Trust Estate (as defined in the Trust Agreement) arising from or in connection with, such Cash Order, (B) to fully indemnify and hold the Trust harmless against; (x) any breach by the Liquidity Provider of any provision of this Agreement that relates to the Liquidity Provider; (y) any failure on the part of the Liquidity Provider to perform any of its obligations set forth in this Agreement; and (z) any failure by the Liquidity Provider to comply with applicable laws, including, without limitation, rules and regulations of any regulatory or self-regulatory organizations in relation to its role as Liquidity Provider, and (C) that the Trust shall not be liable to the Liquidity Provider for any loss, liability, cost or expense incurred by the Liquidity Provider in connection with a Consideration Return Event; and (ii) in the event that the Trust would have any monetary liability under paragraph (a) of this Section 3, the Liquidity Engager shall

Exhibit 10.1

assume full responsibility for the Trust’s liability and the Liquidity Provider agrees to seek remedies only from the Liquidity Engager and not the Trust.

Section 4 Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, each Liquidity Party shall deliver to the other Liquidity Party a list setting forth the names and email addresses of all persons authorized by such to give instructions relating to activity contemplated hereby (“Authorized Persons”). Each Liquidity Party shall rely solely on reasonable communications provided by such Authorized Persons, provided that it shall be each Liquidity Party’s sole responsibility to deliver to the other Liquidity Party any updated list of Authorized Persons and no Liquidity Party shall be required to enquire whether the list of Authorized Persons which has been most recently provided to it by a Liquidity Party remains up to date. Each Liquidity Party shall solely be bound by the terms of Transaction Orders duly placed through such Authorized Persons.

Section 5 Representations, Warranties and Covenants. The Liquidity Provider hereby represents, warrants, covenants, and agrees:

(a)
The Liquidity Provider will maintain such registration and membership in good standing and any other registration, qualification, or membership in good standing applicable to it or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Liquidity Provider will comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder.
(b)
The Liquidity Provider maintains at least one Liquidity Provider Wallet. If there is any change in the foregoing, the Liquidity Provider shall give immediate notice to the Liquidity Engager and the Sponsor (on behalf of the Trust) of such event.
(c)
The Liquidity Provider understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a Money Services Business, as such term is defined by the Financial Crimes Enforcement Network, a bureau of the United States Department of the Treasury responsible for the federal regulation of Money Services Businesses, including certain virtual currency market participants. The Liquidity Provider agrees to consult its own counsel in connection with entering into this Agreement and transacting in Digital Assets to determine if it must register with the Financial Crimes Enforcement Network as a Money Services Business.
(d)
The Liquidity Provider has policies and procedures reasonably designed to comply with the money laundering and related provisions of the Currency and Foreign Transactions Reporting Act of 1970 (also known as the “Bank Secrecy Act”), the United States Money Laundering Control Act of 1986, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated under each, in each case, as amended from time to time (all such laws and regulations collectively, “AML Laws”).
(e)
Neither the Liquidity Provider nor any of its subsidiaries nor any of their respective directors, officers, employees or, to the Liquidity Provider’s knowledge, agents, is an individual or entity that is, or is owned or controlled by one or more

Exhibit 10.1

individuals or entities that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, as of the date of this Agreement and without limitation, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the Crimea region, Cuba, Iran, North Korea and Syria).

The Liquidity Provider shall act in a manner consistent with all applicable AML Laws, the United States Foreign Corrupt Practices Act of 1977 as amended, the UK Bribery Act 2010 and other applicable anti-corruption laws (the “Anti-Corruption Laws”) and Sanctions.

(f)
The Liquidity Provider has all requisite authority, under applicable federal or state law, the rules, and regulations of any regulatory or self-regulatory organization to which it is subject, and its certificate of incorporation, formation or limited liability company operating agreement or other organizational document to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.
(g)
The Liquidity Provider: (i) has, and will maintain, the computer hardware, software and technological knowhow required to transact in Digital Asset; and (ii) is responsible for confirming the accuracy of all accounts it is provided in connection with any Transaction Order or otherwise pursuant to this Agreement.
(h)
There are no actions, grievances, proceedings (including, without limitation, arbitration proceedings), orders, inquiries or claims pending, or to the Liquidity Provider’s knowledge, threatened against or affecting it or any of its employees (in his or her capacity as such) by the U.S. Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority, Inc. (“FINRA”) or any other regulatory body or self-regulatory organization that would affect the Liquidity Provider’s ability to fulfill its obligations hereunder.
(i)
The Liquidity Provider shall promptly notify the Liquidity Engager and the Sponsor (on behalf of the Trust) in the event that any of the representations and warranties set forth in clauses (d) through (h) above cease to be accurate.
(j)
With respect to any Digital Assets that the Liquidity Provider transfers and delivers to the Trust, the Liquidity Provider is the lawful owner of such Digital Assets with good and marketable title thereto, the Liquidity Provider has the absolute right to sell, assign, convey, transfer, and deliver such Digital Asset and the Trust will acquire good and unencumbered title to such Digital Asset, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims or transferability restrictions, whether arising by operation of law or otherwise.
(k)
Any Digital Assets that are the subject of any Transaction Order are free and clear of any and all security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, or similar rights. The Liquidity Provider is the owner of each Liquidity Provider Wallet, and has good title thereto. Each of its Liquidity

Exhibit 10.1

Provider Wallets and other wallets is owned and operated solely for the benefit of the Liquidity Provider, and no other person has any right, title, or interest in any such wallet.
(l)
The Liquidity Provider will not, without prior written consent of the Liquidity Engager, use in advertising or publicity the name of the Sponsor, the Trust, the Liquidity Engager or any of their respective affiliates, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Sponsor, the Trust, the Liquidity Engager or any of their respective affiliates.
(m)
The Liquidity Provider will not disclose the Sponsor’s, the Liquidity Engager’s or the Trust’s identity or the terms of any Transaction Order to any of its employees (except trading personnel involved in the execution of such transactions) without the prior express agreement of the Sponsor, the Liquidity Engager, or the Trust, as applicable.
(n)
The Liquidity Provider will not disclose to any third party the identity of the Sponsor, the Liquidity Engager, the Trust or any other person or entity that is involved with any Transaction Order.
(o)
With respect to Delayed Delivery Orders described in Section 1 hereof, the Liquidity Provider acknowledges that the timing of the Delayed Delivery Date may depend on a variety of factors at any given time, including the status of the unstaking queue for staked Digital Assets of the Trust. None of the Liquidity Engager, the Sponsor, the Trust, nor any of its and their affiliates, directors, officers, representatives, employees, or advisors makes any representation or warranty as to the accuracy or reliability of any estimated Delayed Delivery Date, or of any information used to formulate an estimated Delayed Delivery Date or to calculate the variable fee assigned to any Redemption Order, from time to time.
(p)
The Liquidity Provider further acknowledges and agrees that it shall have no right to, or interest in, any staking rewards or other distributions accrued by the Trust in respect of the Digital Assets to which it may be entitled pursuant to a Delayed Delivery Order during the period prior to and through the Delayed Delivery Date.

Section 6 Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by: (i) personal delivery; (ii) postage prepaid registered or certified United States first class mail, return receipt requested; (iii) overnight traceable mail (e.g., Federal Express); (iv) electronic mail (e-mail); or (v) similar means of same day delivery. Any notice or other communication required by this Agreement shall be deemed to be duly received: (a) if via personal delivery, at the time when it was delivered; (b) if via postage prepaid registered or certified United States first class mail, return receipt requested or overnight traceable mail (e.g., Federal Express), at the time when that mail is delivered; (c) if via electronic mail (e-mail), at the time that electronic message is received; except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day; or (d) via similar means of same day delivery, on the date actually sent or on the first business day after such

Exhibit 10.1

notice is sent via reputable overnight courier. Unless otherwise notified in writing, all notices to the Liquidity Engager, the Liquidity Provider, and the Sponsor (on behalf of the Trust) shall be directed to the address, e-mail address or facsimile number indicated below:

(i) If to the Liquidity Engager:

Grayscale Investments Sponsors, LLC

Attn: [ ]

290 Harbor Drive

Stamford, CT 06902

E-Mail: ETFs@grayscale.com

WITH A MANDATORY COPY OF ALL LEGAL NOTICES TO:

legal@grayscale.com

(ii) If to the Liquidity Provider:

[ ]

(iii) If to the Sponsor (on behalf of the Trust):

Grayscale Investments Sponsors, LLC

Attn: [ ]

290 Harbor Drive

Stamford, CT 06902

E-Mail: ETFs@grayscale.com

or such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.

Section 7 Transfers. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT DIGITAL ASSET TRANSFERS MAY BE IRREVERSIBLE. To the extent that the Liquidity Provider, the Sponsor (on behalf of the Trust), or the Liquidity Engager provide information in connection with the transactions contemplated hereby, such party is solely responsible for any loss that arises out of another party’s actions in strict conformity with such information.

Section 8 Termination. This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice delivered in the manner prescribed in Section 6 hereof to the other parties and may be terminated earlier by any party hereto at any time on the event of a material breach by any other party hereto of any provision of this Agreement. For the avoidance of doubt, if the Liquidity Engager or the Sponsor (on behalf of the Trust) determines that the Liquidity Provider has breached the provisions of Sections 1 through 7, as applicable, each of the Liquidity Engager and the Sponsor (on behalf of the Trust) has the authority to terminate this Agreement.

Exhibit 10.1

Section 9 Limited Role of the Trust; Rights of the Trust. Each of the Liquidity Parties hereby acknowledges and agrees that, except as set forth herein or as otherwise contemplated by the Trust Agreement, and subject to paragraph (b) of Section 3: (i) the Trust shall not be a party to any Transaction Orders under this Agreement and shall have no rights, privileges, obligations or liabilities with respect to any such Transaction Orders; (ii) no Liquidity Party is authorized to act for or on behalf of the Trust in connection with any such Transaction Orders; (iii) the Trust shall have no obligations under this Agreement, and no Liquidity Party shall have any recourse to the Trust or its properties or assets in respect of any actual or potential Transaction Orders (or any claim or controversy arising therefrom); (iv) each Liquidity Party shall not look to the Trust, but rather shall look solely to the other Liquidity Parties for satisfaction in the event of any claim or controversy under this Agreement; (v) without limiting the foregoing, the Liquidity Provider shall not have any right to recall or otherwise recover any Digital Asset previously delivered to the Trust (it being understood, however, that in the event the Creation Settlement Conditions or Redemption Settlement Conditions (as applicable and, in each case, as defined in the Trust Agreement) are not met with respect to any Transaction Order, any cash or Digital Asset (as the case may be) previously delivered to the Trust by the Liquidity Provider in respect of such Transaction Order shall promptly be returned to the Liquidity Provider (a “Consideration Return Event”)); and (vi) the Trust’s rights thereunder shall survive the termination of this Agreement.

Section 10 Indemnification.

(a)
The Liquidity Provider shall indemnify and hold harmless the Liquidity Engager and the Sponsor and their respective affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “LP Indemnified Party”) from and against any claim, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such LP Indemnified Party, including any liability of an LP Indemnified Party as a result of any express or implied obligation to indemnify the Trust, the Trust’s custodian, the Trust’s transfer agent and the relevant Authorized Participant(s), as a result of: (i) any breach by the Liquidity Provider of any provision of this Agreement that relates to the Liquidity Provider, unless such breach occurred as a result of the Liquidity Provider’s reasonable adherence on instructions reasonably given to it by such LP Indemnified Party; (ii) any failure on the part of the Liquidity Provider to perform any of its obligations set forth in this Agreement unless such failure occurred as a result of the Liquidity Provider’s reasonable adherence on instructions reasonably given to it by such LP Indemnified Party; (iii) any failure by the Liquidity Provider to comply with applicable laws, including, without limitation, rules and regulations of any regulatory or self-regulatory organizations in relation to its role as Liquidity Provider or (iv) any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the Trust’s effective registration statement filed with the SEC, as the same may at any time and from time to time be amended or supplemented (the “Registration Statement”), to the extent such statement or omission was based upon written information furnished to an LP Indemnified Party by the Liquidity Provider specifically for use therein. Promptly after receipt by an LP Indemnified Party under this paragraph (a) of notice of the

Exhibit 10.1

commencement of any action, such LP Indemnified Party will, if a claim in respect thereof is to be made against the Liquidity Provider under this paragraph (a), notify the Liquidity Provider in writing of the commencement thereof; but the failure to so notify the Liquidity Provider: (x) will not relieve the Liquidity Provider from liability under this paragraph (a) unless and to the extent Liquidity Provider did not otherwise learn of such action and such failure results in the forfeiture by the Liquidity Provider of substantial rights and defenses; and (y) will not, in any event, relieve the Liquidity Provider from any other obligations the Liquidity Provider may have to any LP Indemnified Party. The Liquidity Provider shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Liquidity Provider elects to assume the defense, the defense shall be conducted by counsel chosen by it. If the Liquidity Provider does not elect to assume the defense of any suit, it will reimburse the LP Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

(b) Each of the Sponsor and Liquidity Engager, jointly and not severally, (each such party for purposes of this paragraph, individually and not collectively, an “LP Indemnifying Party”) shall indemnify and hold harmless the Liquidity Provider, its affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “LAE Indemnified Party”) from and against any claim, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such LAE Indemnified Party as a result of: (i) any breach by such LP Indemnifying Party of any provision of this Agreement that relates to such LP Indemnifying Party, unless such breach occurred as a result of such LP Indemnifying Party’s reasonable adherence on instructions reasonably given to it by such LAE Indemnified Party; (ii) any failure by such LP Indemnifying Party to perform any of its obligations set forth in this Agreement applicable to it, unless such breach occurred as a result of such LP Indemnifying Party’s reasonable adherence on instructions reasonably given to it by such LAE Indemnified Party; (iii) any failure on the part of such LP Indemnifying Party to comply in all material respects with applicable laws, including, without limitation, rules and regulations of any regulatory or self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to this Agreement; (iv) actions of such LAE Indemnified Party taken in reliance upon any instructions issued or representations made in accordance with this Agreement; or (v) any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the Registration Statement, unless such statement or omission was furnished or otherwise approved in writing by the Liquidity Provider or any of their designees. Promptly after receipt by an LAE Indemnified Party under this paragraph (b) of notice of the commencement of any action, such LAE Indemnified Party will, if a claim in respect thereof is to be made against any LP Indemnifying Party under this paragraph (b), notify such LP Indemnifying Party in writing of the commencement thereof; but the failure to so notify such LP Indemnifying Party: (x) will not relieve such LP Indemnifying Party from liability under this paragraph (b) unless and to the extent LP Indemnifying Party did not otherwise learn of such action and such failure results in the forfeiture by such LP Indemnifying Party of substantial rights and defenses; and (y) will not, in any event, relieve such LP Indemnifying Party

Exhibit 10.1

from any other obligations such LP Indemnifying Party may have to any LAE Indemnified Party. Each LP Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if such LP Indemnifying Party elects to assume the defense, the defense shall be conducted by counsel chosen by it. If such LP Indemnifying Party does not elect to assume the defense of any suit, it will reimburse the LAE Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

(c) No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the applicable LP Indemnified Party or the applicable LAE Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment: (i) includes an unconditional release of the applicable LP Indemnified Party or applicable LAE Indemnified Party, as the case may be, from all liability arising out of such action or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any LP Indemnified Party or LAE Indemnified Party, as the case may be.

(d) The Liquidity Provider shall not be liable to any LP Indemnified Party for any damages arising out of: (i) mistakes or errors in data provided in connection with Creations or Redemptions except for data provided by the Liquidity Provider; or (ii) mistakes or errors by, or arising out of interruptions or delays of communications with any LP Indemnified Party.

(e) The indemnification provided for in paragraph (a) shall not apply to the extent any such losses, liabilities, damages, costs, and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of an LP Indemnified Party. The indemnification provided for in paragraph (b) shall not apply to the extent any such losses, liabilities, damages, costs, and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of a LAE Indemnified Party.

(f) The indemnity agreements contained in this Section 10 shall remain in full force and effect and shall survive any termination of this Agreement

Section 11 Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance, and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for

Exhibit 10.1

purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(b) Assignment. No party to this Agreement shall assign any rights, or delegate the performance of any obligations, arising hereunder without the prior written consent of the other parties hereto, which shall not be unreasonably withheld, provided that any entity into which a party hereto may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which a party hereunder shall be a party, shall be the successor of such party hereunder without further action. The party resulting from any such merger, conversion, consolidation, or succession shall promptly notify the other parties hereto of the change. Any purported assignment or delegation in violation of these provisions shall be null and void ab initio.

(c) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

(e) Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or any governmental or regulatory (including stock exchange) body, agency, court, commission, instrumentality, authority or other legislative, executive or judicial entity (each, a “Governmental Entity”) to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void, or unenforceable, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

(f) Waiver of Compliance. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof by a written instrument signed by the party granting such waiver, provided, however, that any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or give rise to any claim of estoppel with respect to, any subsequent or other failure hereunder.

(g) Amendment and Restatement. This Agreement shall amend and restate and supersede in its entirety that certain liquidity provider agreement, dated [ ], by and among the parties.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Liquidity Provider Agreement as of the date set forth above.

GRAYSCALE INVESTMENTS SPONSORS, LLC, as Liquidity Engager

By:

Name:

Title:

[ ], as Liquidity Provider

By:

Name:

Title:

Grayscale Investments Sponsors, LLC, as Sponsor, on behalf of the Trust

By:

Name:

Title:

SCHEDULE I

LIST OF PRODUCTS

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